Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR THIRD QUARTER 2008

Hoffman Estates, Ill. (November 5, 2008) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $405.6 million and a net loss of ($0.1) million, or $0.00 per diluted share, during the third quarter of 2008 compared to total revenue of $427.2 million and net income of $15.6 million, or $0.17 per diluted share, during the third quarter of 2007.

Included in the results for the third quarter of 2008 are the following significant items:

•

$15.7 million pre-tax, or ($0.12) per share in charges, related to the company’s ongoing effort to optimize its real estate footprint, representing $10.9 million pre-tax, or ($0.08) per share of cash lease exit expenses and $4.8 million pretax, or ($0.04) per share in noncash asset impairment charges,

•	$2.0 million pre-tax, or ($0.01) per share, in trade name noncash impairment charges related to brand consolidation actions, and

•	$3.2 million, or $0.04 per share, in tax benefit related to the sale of a foreign subsidiary.

“I am encouraged that despite external challenges, our financial results remain in line with our expectations.” said Gary E. McCullough, president and chief executive officer. “Our Health Education and International segments maintained their strong performance in the third quarter and continue to execute well. Additionally, online starts within the University segment grew over nine percent in the quarter. Through the first nine months of the year, the Culinary Arts segment has taken the necessary steps to adjust its operations and student financing capabilities to the new lending environment. These actions provide a blueprint for the Art & Design segment as it seeks to address similar challenges. While we still have work to do, we continue to make solid progress in positioning the company for the long-term.”

CEC ANNOUNCES 3Q08 RESULTS …PG 2

Three Months Ended September 30, 2008

•	Total revenue was $405.6 million during the third quarter of 2008, a 5.0 percent decrease from $427.2 million during the third quarter of 2007.

•

Operating loss was ($8.8) million during the third quarter of 2008, a decrease from $18.9 million of operating income during the third quarter of 2007. Operating margin percentage was (2.2%) percent during the third quarter of 2008, a 6.6 percentage point decrease relative to an operating profit margin percentage of 4.4 percent during the third quarter of 2007.

•

Loss from continuing operations was ($0.0) million, or $0.00 per diluted share, during the third quarter of 2008, compared to income from continuing operations of $16.2 million, or $0.18 per diluted share, during the third quarter of 2007.

Nine Months Ended September 30, 2008

•	Total revenue was $1.279 billion during the nine months ended September 30, 2008, relative to $1.308 billion during the nine months ended September 30, 2007.

•

Operating income declined to $28.6 million during the nine months ended September 30, 2008, from $64.2 million during the nine months ended September 30, 2007. Operating margin percentage decreased to 2.2 percent during the nine months ended September 30, 2008, from 4.9 percent during the nine months ended September 30, 2007.

•	Included in the results from continuing operations for the nine months ended September 30, 2008 and for the nine months ended September 30, 2007 are the following significant items:

	Pre-Tax Expense (In Millions)	Diluted Earnings per Share Impact Income (Loss)
Nine Months Ended September 30, 2008
Lease Exit Charges	$10.9	$(0.08)
Severance/Stay Bonuses	$13.3	$(0.09)
Asset Impairment Charges	$9.1	$(0.07)
Tax Benefit	—	$0.04

TOTAL	$33.3	$(0.20)

Nine Months Ended September 30, 2007
Legal Settlements	$13.1	$(0.09)
Severance	$1.7	$(0.01)

TOTAL	$14.8	$(0.10)

CEC ANNOUNCES 3Q08 RESULTS …PG 3

•

Income from continuing operations during the nine months ended September 30, 2008, was $31.8 million, or $0.35 per diluted share, relative to $52.4 million, or $0.55 per diluted share, during the nine months ended September 30, 2007.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Net cash flow provided by operating activities was $158.9 million during the nine months ended September 30, 2008, compared to net cash flow provided by operating activities of $193.2 million during the nine months ended September 30, 2007. The decrease in operating cash flows in 2008 was due to lower net income as compared to the prior year as well as payments related to legal matters accrued for in the previous year.

•

Capital expenditures decreased to $39.9 million during the nine months ended September 30, 2008, from $44.1 million during the nine months ended September 30, 2007. Capital expenditures represented 3.1 percent of total revenue during the nine months ended September 30, 2008.

Financial Position

•	As of September 30, 2008 and December 31, 2007, cash and cash equivalents and investments totaled $509.0 million and $390.0 million, respectively.

•	Days sales outstanding (DSO) were 14 days as of September 30, 2008, consistent with DSO of 14 days as of December 31, 2007.

CEC ANNOUNCES 3Q08 RESULTS …PG 4

POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of October 31, 2008 and 2007, were as follows:

	As of October 31,		% Change 2008 vs. 2007
	2008	2007
STUDENT POPULATION
Art & Design	14,000	14,700	(5)%
Culinary Arts	10,300	12,100	(15)%
Health Education	17,200	14,600	18%
International	9,700	8,600	13%
University	44,800	42,300	6%

Subtotal	96,000	92,300	4%
Transitional Schools	2,700	8,200	(67)%

Total Student Population	98,700	100,500	(2)%

ONLINE POPULATION
Art & Design	800	300	N/M
University	34,400	31,900	8%

Total Online Population	35,200	32,200	9%

New Student Starts

New student starts by reportable segment during the third quarter of 2008 and 2007, were as follows:

	For the three months ended September 30,		% Change 2008 vs. 2007
	2008	2007
NEW STUDENT STARTS
Art & Design	3,080	3,490	(12)%
Culinary Arts (1)	4,710	4,480	5%
Health Education	5,600	4,740	18%
International	4,070	3,380	21%
University	14,130	13,120	8%

Subtotal	31,590	29,210	8%
Transitional Schools	10	2,000	N/M

Total New Student Starts	31,600	31,210	1%

ONLINE STARTS
Art & Design	320	190	68%
University	11,480	10,520	9%

Total Online Starts	11,800	10,710	10%

(1)	Culinary Arts new student starts comparability was impacted by an additional start period in the third quarter of 2008, which resulted in approximately 1,100 additional student starts in the quarter as compared to the third quarter 2007. Accordingly, in the fourth quarter 2008, Culinary will have one less start period than the fourth quarter of 2007.

CEC ANNOUNCES 3Q08 RESULTS …PG 5

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on November 6, 2008 at 10:00 AM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 866-362-4666 (domestic) or 617-597-5313 (international) and citing code 65468933. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 45600050.

About Career Education Corporation

The colleges, schools, and universities that are part of the Career Education Corporation (CEC) family offer high quality education to a diverse population of approximately 90,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one-third of its students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; Harrington College of Design; Brooks Institute; International Academy of Design & Technology; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see the company’s website at www.careered.com. The company’s website includes a detailed listing of individual campus locations and web links to its more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following : the adverse impact and potential impacts on the availability of Title IV and private student loans for our students of (1) the willingness or ability of private lenders to make private student loans in the current U.S. credit markets ; (2) new student lending related reporting and disclosure obligations on institutions that participate in Title

CEC ANNOUNCES 3Q08 RESULTS …PG 6

IV federal student financial aid programs under The Higher Education Opportunity Act (“HEOA”), signed into law on August 14, 2008, in the first full reauthorization of the Higher Education Act of 1965, as amended, and (3) pending regulations under HEOA and Congress’ willingness or ability to maintain or increase funding for Title IV programs; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly making student loans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space, centralizing various functional areas, such as human resources and financial aid, and continuing to align the SBUs and corporate staff to remove layers, overlaps and redundancies; the impact on our revenues and profitability of our discontinued operations segment; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and impacts of legal and administrative proceedings and investigations, governmental regulations, and class action and other lawsuits; costs and difficulties related to the integration of acquired businesses; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2007, and from time to time in our quarterly and current reports filed with the Securities and Exchange Commission.

###

Investors:	John Springer
847/585-3899
www.careered.com

Media:	Jeff Leshay
847/855-2005

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Three Months Ended September 30,
	2008	% of Revenue	2007(1)	% of Revenue
REVENUE:
Tuition and registration fees	$385,849	95.1%	$401,939	94.1%
Other	19,784	4.9%	25,266	5.9%

Total revenue	405,633	100.0%	427,205	100.0%

OPERATING EXPENSES:
Educational services and facilities	170,055	41.9%	162,636	38.1%
General and administrative	218,454	53.9%	227,186	53.2%
Depreciation and amortization	19,034	4.7%	18,500	4.3%
Goodwill and asset impairment	6,843	1.7%	—	0.0%

Total operating expenses	414,386	102.2%	408,322	95.6%

Operating (loss) income	(8,753)	-2.2%	18,883	4.4%

OTHER INCOME (EXPENSE):
Interest income	2,875	0.7%	4,152	1.0%
Interest expense	(211)	-0.1%	(342)	-0.1%
Share of affiliate earnings	—	0.0%	209	0.0%
Miscellaneous (expense) income	(220)	-0.1%	65	0.0%

Total other income, net	2,444	0.6%	4,084	1.0%

Pretax (loss) income from continuing operations	(6,309)	-1.6%	22,967	5.4%

(Benefit) provision for income taxes	(6,263)	-1.5%	6,755	1.6%

(Loss) income from continuing operations	(46)	0.0%	16,212	3.8%

Loss from discontinued operations, net of tax	(101)		$(651)

NET (LOSS) INCOME	$(147)		$15,561

NET (LOSS) INCOME PER SHARE—DILUTED
(Loss) income from continuing operations	$(0.00)		$0.18
Loss from discontinued operations	(0.00)		(0.01)

Net (loss) income	$(0.00)		$0.17

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	89,675		93,455

(1)

Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks College—Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2008	December 31, 2007(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$224,908	$223,334
Investments	284,046	166,618

Total cash and cash equivalents and investments	508,954	389,952
Receivables:
Students, net of allowance for doubtful accounts of $35,393 and $35,507 as of September 30, 2008, and December 31, 2007, respectively	54,981	59,584
Other, net	7,969	9,052
Prepaid expenses	44,691	50,025
Inventories	11,850	15,400
Deferred income tax assets	19,403	19,418
Other current assets	10,120	16,456
Assets of discontinued operations	628	23,554

Total current assets	658,596	583,441

NON-CURRENT ASSETS:
Property and equipment, net	302,955	337,073
Goodwill	377,288	379,507
Intangible assets, net	40,851	44,395
Other assets, net	20,074	22,050

TOTAL ASSETS	$1,399,764	$1,366,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$9,683	$11,843
Accounts payable	39,726	27,826
Accrued expenses:
Payroll and related benefits	56,435	34,305
Income taxes	5,822	19,556
Other	76,784	102,058
Deferred tuition revenue	175,581	159,482
Liabilities of discontinued operations	2,590	8,282

Total current liabilities	366,621	363,352

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations, net of current maturities	1,984	2,179
Deferred rent obligations	99,051	98,115
Deferred income tax liabilities	412	624
Other	13,085	4,473

Total long-term liabilities	114,532	105,391

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	6,191	11,615

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	933	930
Additional paid-in capital	220,833	207,294
Accumulated other comprehensive income	8,777	16,304
Retained earnings	770,955	736,603
Cost of shares in treasury	(89,078)	(75,023)

Total stockholders’ equity	912,420	886,108

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,399,764	$1,366,466

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks College—Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Nine Months Ended September 30,
	2008	% of Revenue	2007(1)	% of Revenue
REVENUE:
Tuition and registration fees	$1,224,581	95.7%	$1,245,274	95.2%
Other	54,371	4.3%	62,960	4.8%

Total revenue	1,278,952	100.0%	1,308,234	100.0%

OPERATING EXPENSES:
Educational services and facilities	502,617	39.3%	479,885	36.7%
General and administrative	680,007	53.2%	708,147	54.1%
Depreciation and amortization	58,630	4.6%	56,043	4.3%
Goodwill and asset impairment	9,070	0.7%	—	0.0%

Total operating expenses	1,250,324	97.8%	1,244,075	95.1%

Operating income	28,628	2.2%	64,159	4.9%

OTHER INCOME (EXPENSE):
Interest income	9,327	0.7%	12,787	1.0%
Interest expense	(703)	-0.1%	(877)	-0.1%
Share of affiliate earnings	4,665	0.4%	2,870	0.2%
Miscellaneous (expense) income	(496)	0.0%	784	0.1%

Total other income, net	12,793	1.0%	15,564	1.2%

Pretax income from continuing operations	41,421	3.2%	79,723	6.1%
Provision for income taxes	9,655	0.8%	27,329	2.1%

Income from continuing operations	31,766	2.5%	52,394	4.0%
Loss from discontinued operations, net of tax	(2,838)		(1,670)

NET INCOME	$28,928		$50,724

NET INCOME PER SHARE—DILUTED
Income from continuing operations	$0.35		$0.55
Loss from discontinued operations	(0.03)		(0.02)

Net income	$0.32		$0.53

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	90,144		95,055

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks College - Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended
	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income	$28,928	$50,724

Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	13,600	—
Depreciation and amortization expense	60,070	57,744
Bad debt expense	33,350	32,055
Compensation expense related to share-based awards	10,017	11,700
Gain on sale of business	(1,555)	—
Loss (gain) on disposition of property and equipment	573	(220)
Share of affiliate earnings, net of cash received	939	(927)
Changes in operating assets and liabilities	13,022	42,164

Net cash provided by operating activities	158,944	193,240

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of acquired cash	—	(30,324)
Acquisition transaction costs	—	(1,553)
Purchases of property and equipment	(39,874)	(44,085)
Purchases of available-for-sale investments	(470,324)	(504,180)
Sales of available-for-sale investments	352,896	522,789
Other	944	(196)

Net cash used in investing activities	(156,358)	(57,549)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(14,055)	(149,241)
Issuance of common stock	3,089	14,730
Tax benefit associated with stock option exercises	433	2,868
Payments on revolving loans	(1,492)	—
Payments of capital lease obligations and other long-term debt	(479)	(1,385)

Net cash used in financing activities	(12,504)	(133,028)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(2,815)	7,993

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(12,733)	10,656
Add: Cash balance of discontinued operations at beginning of the period	14,371	8,530
Less: Cash balance of discontinued operations at end of the period	64	13,059
CASH AND CASH EQUIVALENTS, beginning of the period	223,334	181,286

CASH AND CASH EQUIVALENTS, end of the period	$224,908	$187,413

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION

(In thousands)

	For the Three Months Ended September 30,
	2008	2007(1)
REVENUE:
University	$172,856	$166,322
Culinary Arts	85,961	98,472
Health Education	58,071	51,916
Arts & Design	61,766	68,450
International	12,595	10,891
Transitional Schools	14,385	31,151
Corporate and other	(1)	3

	$405,633	$427,205

SEGMENT OPERATING (LOSS) INCOME:
University	$27,341	$16,899
Culinary Arts (2)	(10,423)	15,566
Health Education	3,289	2,578
Arts & Design	3,832	8,281
International	(5,240)	(3,054)
Transitional Schools (3)	(10,646)	(8,879)
Corporate and other	(16,906)	(12,508)

	$(8,753)	$18,883

SEGMENT OPERATING (LOSS) INCOME PERCENTAGE:
University	15.8%	10.2%
Culinary Arts	-12.1%	15.8%
Health Education	5.7%	5.0%
Arts & Design	6.2%	12.1%
International	-41.6%	-28.0%
Transitional Schools	-74.0%	-28.5%

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks—Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.
(2)	Culinary Arts 2008 operating loss includes pretax charges in the quarter of $18.5 million. Pretax charges related to the following: $9.7 million in lease exit charges related to two facilities, $4.8 million asset impairment due to the exit of a facility, and $4.0 million expense associated with an increase in legal reserves.
(3)	Transitional Schools 2008 operating loss includes charges in the quarter of $1.1 million for unused space.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION

(In thousands)

	For the Nine Months Ended September 30,
	2008	2007(1)
REVENUE:
University	$525,365	$530,746
Culinary Arts	251,026	271,743
Health Education	171,120	152,369
Arts & Design	196,214	202,328
International	71,872	49,322
Transitional Schools	63,347	101,587
Corporate and other	8	139

	$1,278,952	$1,308,234

SEGMENT OPERATING (LOSS) INCOME:
University	$79,806	$75,903
Culinary Arts (2)	(5,317)	34,121
Health Education	12,191	9,062
Arts & Design	19,002	18,557
International	10,754	3,577
Transitional Schools (3)	(36,926)	(37,619)
Corporate and other	(50,882)	(39,442)

	$28,628	$64,159

SEGMENT OPERATING (LOSS) INCOME PERCENTAGE:
University	15.2%	14.3%
Culinary Arts	-2.1%	12.6%
Health Education	7.1%	5.9%
Arts & Design	9.7%	9.2%
International	15.0%	7.3%
Transitional Schools	-58.3%	-37.0%

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks—Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

(2)	Culinary Arts 2008 operating loss includes pretax charges of $18.5 million. Pretax charges related to the following: $9.7 million in lease exit charges related to two facilities, $4.8 million asset impairment due to the exit of a facility, and $4.0 million expense associated with an increase in legal reserves.

(3)	Transitional Schools 2008 operating loss includes charges totaling $12.7 million. Charges of $9.5 million in severance and stay bonuses, asset impairment of $2.1 million related to a school being taught out, and charges of $1.1 million for unused space.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT START-UP INFORMATION

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007(1)	2008	2007(1)
REVENUE:
Culinary Arts (2)	$4,694	$391	$10,400	$391
Health Education (3)	—	—	—	—

	$4,694	$391	$10,400	$391

SEGMENT OPERATING (LOSS) INCOME:
Culinary Arts (2)	$(2,408)	$(2,025)	$(7,353)	$(4,531)
Health Education (3)	(229)	—	(596)	—

	$(2,637)	$(2,025)	$(7,949)	$(4,531)

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

(2)	For the three and nine months ended September 30, 2008 and 2007, Culinary Arts start-up campuses include LCB, Boston, MA, Dallas, TX and St. Louis, MO and Kitchen Academy Seattle, WA.

(3)	For the three and nine months ended September 30, 2008, Health Education start-up campuses include SBI San Antonio, TX.

CAREER EDUCATION CORPORATION

SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007(1)	2008	2007(1)
UNIVERSITY REVENUE:
AIU
Online	$77,767	$73,122	$229,343	$245,606
Onground	16,787	18,880	57,918	66,467
CTU
Online	58,925	55,701	175,584	156,861
Onground	12,543	11,700	39,249	37,085
Briarcliffe	6,834	6,919	23,271	24,727

University	$172,856	$166,322	$525,365	$530,746

UNIVERSITY SEGMENT OPERATING INCOME (LOSS):
AIU
Online	$21,545	$14,716	$52,042	$64,609
Onground	(5,374)	(7,508)	(11,654)	(13,129)
CTU
Online	12,659	11,298	41,041	26,738
Onground	(1,025)	(632)	(959)	(927)
Briarcliffe	(464)	(975)	(664)	(1,388)

University	$27,341	$16,899	$79,806	$75,903

UNIVERSITY SEGMENT OPERATING INCOME (LOSS) PERCENTAGE:
AIU
Online	27.7%	20.1%	22.7%	26.3%
Onground	-32.0%	-39.8%	-20.1%	-19.8%
CTU
Online	21.5%	20.3%	23.4%	17.0%
Onground	-8.2%	-5.4%	-2.4%	-2.5%
Briarcliffe	-6.8%	-14.1%	-2.9%	-5.6%
University	15.8%	10.2%	15.2%	14.3%

	Student Population as of October 31,
	2008	2007
AIU
Online	16,100	15,600
Onground	3,800	4,100
CTU
Online	18,300	16,300
Onground	4,800	4,300
Briarcliffe	1,800	2,000

University	44,800	42,300

	Student Starts for the three months ended September 30,
	2008	2007
AIU
Online	5,200	4,830
Onground	930	880
CTU
Online	6,280	5,690
Onground	1,020	900
Briarcliffe	700	820

University	14,130	13,120

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.